UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2007

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1–6263	36–2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 8, 2007, AAR CORP., a Delaware corporation (“AAR”), AAR Manufacturing, Inc., an Illinois corporation and wholly-owned subsidiary of AAR (“AAR Manufacturing”), Kingfisher Acquisition Subsidiary, Inc., an Alabama corporation and wholly-owned subsidiary of AAR Manufacturing (“Merger Subsidiary”), Summa Technology, Inc., an Alabama corporation (“Summa”) and certain shareholders of Summa (the “Significant Shareholders”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Subsidiary will merge with and into Summa (the “Merger”), and Summa will become a direct, wholly-owned subsidiary of AAR Manufacturing and an indirect, wholly-owned subsidiary of AAR.

The aggregate merger consideration under the Merger Agreement, payable in cash by AAR Manufacturing at closing and subject to a post-closing net book value adjustment, is $65,000,000.  Of the aggregate merger consideration, $6,900,000 will be deposited in an escrow fund to secure certain indemnification obligations of the Significant Shareholders and to pay certain fees and expenses incurred on behalf of Summa’s shareholders.

The parties have made customary representations, warranties, and covenants in the Merger Agreement.  Under the Merger Agreement, Summa and the Significant Shareholders agreed, among other things, to conduct the business of Summa between signing and closing in the ordinary course consistent with past practice, and Summa is restricted from taking certain actions without obtaining the prior written consent of AAR Manufacturing.

The boards of directors of AAR, AAR Manufacturing, Merger Subsidiary and Summa have approved the Merger and the Merger Agreement.  The consummation of the Merger remains subject to the approval of Summa’s shareholders, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.  The parties currently anticipate that the Merger will be consummated and become effective in the fourth calendar quarter of 2007.

In connection with the signing of the Merger Agreement, Eyvinne C. Lee, Chairman of the Board and President of Summa, and certain affiliated entities have entered into Voting and Irrevocable Proxy Agreements with AAR Manufacturing pursuant to which they have agreed, with respect to all shares that they own directly or indirectly (approximately 59% of Summa’s outstanding shares), (i) to vote such shares in favor of approval of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, and against any alternative proposal, and (ii) not to transfer such shares of stock except as permitted under the Voting and Irrevocable Proxy Agreements.

The foregoing descriptions of the Merger Agreement and the Voting and Irrevocable Proxy Agreements do not purport to be complete and are qualified in their entirety by reference to such agreements.  Copies of the Merger Agreement and a form of the Voting and Irrevocable Proxy Agreements are filed as Exhibits 2.1 and 10.1, respectively, and are incorporated into this Item 1.01 by reference.

The Merger Agreement has been included to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about AAR, AAR Manufacturing or Summa.  The Merger Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement are for the purpose of allocating risk, rather than establishing matters as facts.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important respects by the underlying disclosure schedules.

Item 8.01.   Other Events.

On November 9, 2007, AAR issued a press release announcing the execution and delivery of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and among Summa Technology, Inc., Certain Shareholders of Summa Technology, Inc., AAR Manufacturing, Inc., AAR CORP., and Kingfisher Acquisition Subsidiary, Inc. dated as of November 8, 2007

10.1

Form of Voting and Irrevocable Proxy Agreement between AAR Manufacturing, Inc. and, respectively, Eyvinne C. Lee, the Eyvinne and Kay Lee Trust, the Eyvinne Lee Charitable Remainder Trust, the Eyvinne and Kay Lee Foundation, and Lee Family Charitable Unitrust, each dated as of November 8, 2007

99.1	Press Release issued by AAR CORP. dated November 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2007

AAR CORP.

	By	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President – Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and among Summa Technology, Inc., Certain Shareholders of Summa Technology, Inc., AAR Manufacturing, Inc., AAR CORP., and Kingfisher Acquisition Subsidiary, Inc. dated as of November 8, 2007

10.1

Form of Voting and Irrevocable Proxy Agreement between AAR Manufacturing, Inc. and, respectively, Eyvinne C. Lee, the Eyvinne and Kay Lee Trust, the Eyvinne Lee Charitable Remainder Trust,  the Eyvinne, Kay Lee Foundation, and Lee Family Charitable Unitrust, each dated as of November 8, 2007

99.1	Press Release issued by AAR CORP. dated November 9, 2007